Exhibit 99.2

Coastal Pride Company, Inc.

Financial Statements

December 31, 2018 and 2017

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors of:

Coastal Pride Company, Inc.

We have audited the accompanying balance sheets of Coastal Pride Company, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Coastal Pride Company, Inc. (the “Company”) as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 then ended[is highlighted needed?] in conformity with accounting principles generally accepted in the United States of America.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 18, 2019

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COASTAL PRIDE COMPANY, INC.

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	December 31, 2018	December 31, 2017
ASSETS

CURRENT ASSETS
Cash	$27,758	$-
Accounts receivable, net	1,450,293	1,251,933
Inventory, net	2,247,065	1,232,501
Other current assets	127,053	87,306
Total current assets	3,852,169	2,571,740

Fixed Assets, net	6,652	6,621

Deferred Tax Assets	17,351	15,726

TOTAL ASSETS	$3,876,172	$2,594,087

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accruals	$1,151,636	$924,794
Cash overdraft		7,982
Working capital line of credit	1,678,169	793,805
Total current liabilities	2,829,805	1,726,581

TOTAL LIABILITIES	2,829,805	1,726,581

COMMITMENTS AND CONTINGENCIES (See Note 5)

STOCKHOLDER’S EQUITY
Common stock, $1.00 par value, 100,000 shares authorized; 1,265 shares issued and outstanding as of December 31, 2018 and December 31, 2017	1,265	1,265
Additional paid-in capital	110,359	110,359
Retained earnings	934,743	755,882
TOTAL STOCKHOLDER’S EQUITY	1,046,367	867,506

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$3,876,172	$2,594,087

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COASTAL PRIDE COMPANY, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

For the Year Ended
December 31, 2018

REVENUE, NET	$11,452,000

COST OF REVENUE	9,891,865

GROSS PROFIT	1,560,135

OPERATING EXPENSES:
COMMISSIONS	688,265
SALARIES & WAGES	330,878
OTHER OPERATING EXPENSES	245,953
TOTAL OPERATING EXPENSES	1,265,096

INCOME FROM OPERATIONS	295,039

OTHER EXPENSE:
INTEREST EXPENSE	(39,605)
TOTAL OTHER EXPENSE	(39,605)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	255,434

PROVISION FOR INCOME TAXES	76,573

NET INCOME	$178,861

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COASTAL PRIDE COMPANY, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR YEAR ENDED DECEMBER 31, 2018

	Common Stock $1.00 par value		Additional Paid-in	Retained	Total Stockholder’s
	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2017	1,265	$1,265	$110,359	$755,882	$867,506

Net Income		-		178,861	178,861

Balance, December 31, 2018	1,265	$1,265	$110,359	$934,743	$1,046,367

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COASTAL PRIDE COMPANY, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

For the Year Ended
December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$178,861
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of fixed assets	4,888
Provision for bad debt	11,111
Changes in operating assets and liabilities:
Accounts Receivable	(209,471)
Inventories	(1,014,564)
Other current assets	(39,747)
Deferred tax asset	(1,625)
Accounts payable and accruals	226,842
Net cash used in operating activities	(843,705)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(4,919)
Net cash used in investing activities	(4,919)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital lines of credit, net of repayment	884,364
Cash overdraft	(7,982)
Net cash provided by financing activities	876,382

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,758

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	-

CASH, AND CASH EQUIVALENTS - END OF PERIOD	$35,740

Supplemental Disclosure of Cash Flow Information
Cash paid for interest expense	$39,605
Cash paid for income taxes	$78,588

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Note 1.

Company Overview

Located in Beaufort, South Carolina, Coastal Pride Company, Inc. (the “Company”) has been in business since January of 1992. The Company was formed under the laws of the State of South Carolina. The primary focus of the Company and current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines, Mexico, Venezuela and China and distributing it in the United States of America under several brand names such as Lubkin’s Coastal Pride, and Lubkin’s First Choice.

Note 2.	Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash, Restricted Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts. They are stated at estimated net realizable value. As of December 31, 2018 and 2017, the Company recorded allowances for doubtful accounts of $16,357 and $5,246, respectively.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located in public cold storage facilities and merchandise in transit from suppliers. The cost of inventory is primarily determined using the specific identification method. Inventory is valued at the lower of cost or net realizable value, using the first-in, first-out method.

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $739,044 and $266,334 as of December 31, 2018 and December 31, 2017, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company did not record an inventory allowance for the years ended December 31, 2018 and December 31, 2017.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

Furniture and fixtures	7 to 10 years
Computer equipment	5 years
Computer Software	3 years

Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

Revenue Recognition

The Company recognizes revenue when the products are shipped, the risks of ownership transfer to the customer and collectability is reasonably assured. Revenue is stated net of sales returns and allowances.

Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

For the sale of certain third-party products, the Company evaluates whether it is appropriate to recognize revenue based on the gross amount billed to the customers or the net amount earned as revenue share. Generally, when the Company records revenue on a gross basis, the Company is the primary obligor in a transaction, and has also considered other factors, including whether the Company is subject to inventory risk or has latitude in establishing prices. For the year ended December 31, 2018, the Company has recognized approximately $93,000 on a net basis as the Company acts as an agent for one of its customers.

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $2,642 for the year ended December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimate of income taxes, useful life of fixed assets, and allowance for doubtful accounts.

Customer Concentration

No customer accounted for more than 10% of the Company’s revenues for the year ended December 31, 2018.

Supplier Concentration

The Company had four suppliers who accounted for more than 10% of the Company’s total purchases during the year ended December 31, 2018 as follows:

Country	% of Total
Indonesia	39%
Mexico	30%
Venezuela	20%

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and debt obligations. The Company believes the carrying values of its financial instruments approximate their fair values because they are short term in nature or payable on demand.

Income Taxes

The Company assesses its tax positions in accordance with ASC 740, Income Taxes, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed), that remain subject to examination by the Company’s major tax jurisdictions. The Company’s tax returns for 2014 through 2018 remain subject to examination by the Internal Revenue Service and state taxing authorities.

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest and penalties related to uncertain tax positions, if any, are classified as a component of income tax expense. The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

In April 2016, the FASB issued ASU 2016–10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Note 3.	Fixed Assets Fixed assets comprised the following at December 31:

	2018	2017
Computer equipment	$22,514	$22,514
Computer Software	16,212	16,212
Leasehold improvements	4,919	-
Office Furniture and Equipment	3,477	3,477
Total	47,122	42,203
Less: Accumulated depreciation and amortization	(40,470)	(35,582)
Fixed assets, net	$6,652	$6,621

For the year ended December 31, 2018 depreciation and amortization expense of fixed assets totaled approximately $4,888.

Note 4.	Working Capital Line of Credit

The Company secured a $2,000,000 working capital line of credit from Regions Bank on June 10, 2013. The note was last renewed on July 16, 2019 extending its expiration date through July 16, 2020. The note is secured by the Company’s trade accounts receivable and inventory and has been guaranteed by certain key employees of the Company.

The maximum amount that can be drawn on the line of credit is limited to the lesser of $2,000,000 or the sum of 80% of the aggregate amount of eligible accounts receivable plus 50% of the aggregate amount of eligible inventory not to exceed $1,000,000.

Eligible accounts receivable exclude trade accounts receivable balances over 90 days, the entire account for any debtor whose balance over 90 days exceeds 25% of the debtor’s total balance and the portion of the accounts of any single debtor which exceeds 20% of the Company’s total accounts receivable balance.

Eligible inventory excludes inventory older than 12 months, inventory not owned by the Company free and clear, and inventory which is obsolete, damaged, or defective.

The eligible accounts receivable and inventory as defined above serve as the collateral for the line of credit.

Interest is charged at 2.750 percentage points plus the LIBOR index resulting in an initial rate of 5.075% per annum based on a year of 360 days, and is payable monthly. The interest rate was 5.25375% at December 31, 2018. Interest on the Regions Bank line of credit was $39,605 for 2018, all of which was expensed.

The working capital line of credit from Regions Bank is backed by personal guarantees from all five Company stockholders.

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Note 5.	Commitment and Contingencies

Commitment

The Company leases its office space from a related party for $1,255 per month. The lease expires on December 31, 2024. The Company leases its additional office space from an entity controlled by officers and stockholders of the Company for $580 for the first seven months of the year and then $750 for the remaining months. The lease expires on December 31, 2023 and has a one-time renewal option for five years with an increased rent clause.

At December 31, 2018, future minimum lease payments under operating lease agreements are as follows:

2019	24,060
2020	24,060
2021	24,060
2022	24,060
2023	24,060
$120,300

Rent expenses amounted to approximately $22,870 for the year ended December 31, 2018.

Legal Contingencies

There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Note 6.

Employee Benefit Plan

The Company established a retirement plan under Internal Revenue Code Section 408(p), commonly known as a SIMPLE Retirement Plan, covering substantially all of its employees. All employees with $5,000 in compensation in the prior year are eligible to participate. Employees may make elective contributions to the plan up to $12,500 or $15,500 for those older than 50 years. The Company is required to match the employee’s contribution up to 3% of the employee’s compensation for the year. Alternatively, the Company can contribute 1% of the employee’s compensation in no more than two out of any five-year period if it notifies the employees in writing of the lower percentage. The Company may also elect to contribute an additional contribution of 2% of compensation for each employee eligible to participate who has at least $5,000 of compensation for the year. The Company contributed matching funds to the retirement plan of $19,757 for 2018 and had accrued liabilities for withholding and matching funds payable totaling $27,623 and $11,596 as of December 31, 2018 and 2017, respectively.

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Coastal Pride Company, Inc.

Notes to Financial Statements

December 31, 2018 and 2017

Note 7.	Income Taxes The provision for income taxes for the years ended December 31, 2018 and 2017 consisted of the following:

	2018	2017
Current
Federal	$62,839	$49,108
State	15,749	8,853
Deferred
Federal	(1,470)	(11,537)
State	(545)	(1,878)
Change in valuation allowance	-	-

Income tax provision (benefit)	$76,573	$44,546

	2018	2017
Deferred tax assets:
Allowance for doubtful accounts	$4,253	$1,364
Accrued Commissions/ Bonuses	13,098	14,362
Deferred tax liabilities
Tax Depreciation in Excess of Book	(501)	(1,106)
Prepaid Insurance	(2,860)	(2,647)
Change in valuation allowance	-	-

Net deferred tax assets:	$13,990	$11,973

Note 8.	Related Party Transactions

The Company leases its office spaces from a related party and an entity controlled by officers and stockholders of the Company.

The working capital line of credit from Regions Bank is backed by personal guarantees from all five Company stockholders.

Note 9.	Subsequent Events

The Company evaluated its December 31, 2018 financial statements for subsequent events through October 18, 2019, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure in the financial statements.

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